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INDEPENDENT AUDITORS' CONSENT
-----------------------------



We consent to the incorporation by reference in Registration Statement
No. 333-40363 of The Pep Boys - Manny, Moe & Jack on Form S-8 of our report dated June 23, 1999 appearing in the Annual Report on Form 11-K of The Pep Boys Savings Plan - Puerto Rico for the year ended December 31, 1998.







DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
July 12, 1999